EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2017-BNK4 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Rialto Capital Advisors, LLC, as Special Servicer for the JW Marriott Desert Springs Mortgage Loan, Wilmington Trust, National Association, as Trustee for the JW Marriott Desert Springs Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the JW Marriott Desert Springs Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the JW Marriott Desert Springs Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the JW Marriott Desert Springs Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Summit Birmingham Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Summit Birmingham Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Summit Birmingham Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for The Summit Birmingham Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Summit Birmingham Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for The Davenport Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Davenport Mortgage Loan, BellOak, LLC, as Operating Advisor for The Davenport Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Davenport Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Davenport Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Key Center Cleveland Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Key Center Cleveland Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Key Center Cleveland Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Key Center Cleveland Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Key Center Cleveland Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Key Center Cleveland Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Pentagon Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Pentagon Center Mortgage Loan prior to May 2, 2023, K-Star Asset Management LLC, as Special Servicer for the Pentagon Center Mortgage Loan on and after May 2, 2023, Pentalpha Surveillance LLC, as Operating Advisor for the Pentagon Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Pentagon Center Mortgage Loan.

Dated: March 12, 2024

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)